UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2013

CAMPUS CREST COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-34872 (Commission File Number)	27-2481988 (IRS Employer Identification No.)

2100 Rexford Road, Suite 414 Charlotte, North Carolina (Address of principal executive offices)		28211 (Zip Code)

Registrant’s telephone number, including area code: (704) 496-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2013 and effective subject to the receipt of required third party consents, Campus Crest Communities, Inc., (the “Company”) and certain subsidiaries of its operating partnership, Campus Crest Communities Operating Partnership, LP, entered into an Amendment (the “Amendment”) to its previously announced purchase and sale agreement with the former members (the “Sellers”) of Copper Beech Townhome Communities, LLC (“CBTC”) and Copper Beech Townhome Communities (PA), LLC (“CBTC PA” and, together with CBTC, “Copper Beech”) to amend certain terms of the purchase and sale agreement (the “Purchase Agreement”), dated as of February 26, 2013, by and among the Company, CB-Campus Crest, LLC, CB-Campus Crest PA, LLC, CBTC, CBTC PA and the Sellers. As previously disclosed, pursuant to the terms of the Purchase Agreement and related transactions, the Company agreed to the staged acquisition of a portfolio of 35 student housing properties, one undeveloped land parcel and Copper Beech’s corporate office building (the “Copper Beech Portfolio”). Pursuant to the initial stage of the investment, the Company acquired a 48% equity interest in 35 properties and deferred the acquisition of the two remaining properties and the Company has the right, but not the obligation, to acquire the remaining 52% interest in the Copper Beech Portfolio in stages over a period of up to three years at fixed prices.

The Amendment amends the Purchase Agreement to, among other things:

•	Provide for, following receipt of required third party consents, the transfer of the Company’s 48% interest in five properties in the Copper Beech Portfolio (Copper Beech Auburn, Copper Beech Kalamazoo Phase 1, Copper Beech Kalamazoo Phase 2, Copper Beech Oak Hill and Copper Beech Statesboro Phase 1) back to the Sellers and defer the Company’s acquisition of two additional properties in the Copper Beech Portfolio (Cooper Beech Mt. Pleasant Phase 2 and Cooper Beech Statesboro Phase 2) until August 18, 2014 as consideration for an additional 19% interest in each of the remaining 30 properties in the Copper Beech Portfolio (the “Initial Copper Beech Properties”). Following the transfer of such properties, the Company will hold a 67% interest in each of 30 properties in the Copper Beech Portfolio, with the Sellers holding the remaining 33% interest. The Company intends to pursue obtaining third party consents and currently expects to obtain such consents in the fourth quarter of 2013; however there can be no assurances with respect to the timing of obtaining such consents or whether the consents will be obtained at all.

•	Grant the Company the option, exercisable from March 18, 2014 through August 18, 2014, to acquire an 18% interest in each of the seven properties whose acquisition is being deferred (collectively, the “Deferred Copper Beech Properties”), which will entitle the Company to 33% of the operating cash flows of such Deferred Copper Beech Properties. The purchase price for the exercise of this option is approximately $16.9 million. In order to exercise this option, the Company must also exercise an option to acquire an additional 18% interest in the Initial Copper Beech Properties, which is described below.

In addition, the Amendment also amends the Company’s options, but not obligations, to acquire additional interests in the Copper Beech Portfolio as follows:

•	Beginning March 18, 2014 through August 18, 2014, the Company has the option to acquire an additional 18% interest in the Initial Copper Beech Properties, increasing the Company’s aggregate interest in such properties to 85%, which will entitle the Company to 100% of the operating cash flows of the Initial Copper Beech Properties. The aggregate purchase price for the exercise of this purchase option is approximately $93.5 million plus debt repayment of approximately $21.0 million.

•	Through March 2015, the Company has the option to acquire an additional 3.9% interest in the Initial Copper Beech Properties and an additional 70.9% interest in the Deferred Copper Beech Properties, increasing the Company’s aggregate interest in all 37 properties in the Copper Beech Portfolio to 88.9%, which will entitle the Company to 100% of the operating cash flows of the Initial Copper Beech Properties and the Deferred Copper Beech Properties. The aggregate purchase price for the exercise of this purchase option is approximately $100.7 million plus debt repayment of approximately $19.0 million.

•	Through March 2016, the Company has the option to acquire an additional 11.1% interest in the Copper Beech Portfolio, increasing the Company’s aggregate interest to 100%. The aggregate purchase price for the exercise of this purchase option is approximately $53.4 million.

Pursuant to the terms of the Amendment, the parties have also agreed that control of the day-to-day management of the Copper Beech Portfolio will be transferred to the Company on September 30, 2014.

In connection with the Amendment, the Sellers have agreed to repay the outstanding principal balance under the outstanding loans previously provided by the Company, which is currently $31.7 million. As consideration for entering into the Amendment, the Company has agreed to pay to the Sellers a fee of $4 million.

As discussed above, the effectiveness of the Amendment is subject to obtaining certain lender consents and there can be no assurance that such consents will be obtained. Therefore, there can be no assurance with respect to the timing of the effectiveness of the Amendment or whether the Amendment will be completed on the currently contemplated terms, other terms or at all.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 1, 2013, the Company issued a press release announcing the amendment to the Copper Beech Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” with the Securities and Exchange Commission (the “SEC”) for the purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

On October 1, 2013, the Company issued a press release announcing the Company’s final leasing results for the 2013/2014 academic year. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and shall not be deemed “filed” with the SEC for the purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit
Number	Description

2.1	First Amendment to Purchase and Sale Agreement, dated as of September 30, 2013, by and among CA-Campus Crest, LLC, CA-Campus Crest PA, LLC, Campus Crest Communities, Inc., Copper Beech Townhome Communities, LLC Copper Beech Townhome Communities (PA), LLC and the sellers named therein.

99.1	Press release, dated October 1, 2013, issued by Campus Crest Communities, Inc., relating to the amendment of the Copper Beech Purchase Agreement.

99.2	Press release, dated October 1, 2013, issued by Campus Crest Communities, Inc., relating to the Company’s final leasing results for the 2013/2014 academic year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

October 2, 2013	/s/ Donald L. Bobbitt, Jr.
Donald L. Bobbitt, Jr.
Executive Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description

2.1	First Amendment to Purchase and Sale Agreement, dated as of September 30, 2013, by and among CA-Campus Crest, LLC, CA-Campus Crest PA, LLC, Campus Crest Communities, Inc., Copper Beech Townhome Communities, LLC Copper Beech Townhome Communities (PA), LLC and the sellers named therein.

99.1	Press release, dated October 1, 2013, issued by Campus Crest Communities, Inc., relating to the amendment of the Copper Beech Purchase Agreement.

99.2	Press release, dated October 1, 2013, issued by Campus Crest Communities, Inc., relating to the Company’s final leasing results for the 2013/2014 academic year.